Exhibit 10.1
THIRD AMENDMENT TO
THE AMENDED AND RESTATED
BIOMARIN PHARMACEUTICAL INC.
NONQUALIFIED DEFERRED COMPENSATION PLAN (THE “PLAN”)
(as amended and restated on October 7, 2014)
Effective Date: October 4, 2022
1.Subsection 3.1(c) of the Plan is amended and restated in its entirety to read as follows:
Irrevocable Election. The Participant’s Election with respect to his or her Compensation Deferrals is irrevocable.
2.Section 6.3(e) of the Plan is amended to add the following sentence at the end thereof:
Each Participant who commences participation in the Plan after October 4, 2022 shall be deemed to be a “specified employee” for purposes of the Plan.
3.The modifications set forth above shall not affect any other provisions of the Plan.